PGi Reports Fourth Quarter and Fiscal Year 2013 Results: SaaS Products Up Nearly 75% in 2013, Comprising 6% of Total Revenues; Free Cash Flow Approaches $1.00 Per Share*

Company Reiterates 2014 Financial Outlook

ATLANTA, Feb. 20, 2014 /PRNewswire/ -- Premiere Global Services, Inc. (NYSE: PGI), a leading global provider of collaboration software and services for over 20 years, today announced final results for the fourth quarter and fiscal year ended December 31, 2013.

Fourth Quarter 2013 Financial Results

In the fourth quarter of 2013, net revenues increased approximately 7.0% to $134.6 million, compared to $125.8 million in the fourth quarter of 2012. Diluted EPS from continuing operations was $(0.03) in the fourth quarter of 2013, compared to diluted EPS from continuing operations of $0.20 in the fourth quarter of 2012. Non-GAAP diluted EPS from continuing operations was $0.20* in the fourth quarter of 2013, compared to $0.18* in the fourth quarter of 2012.

"We are pleased with our 2013 performance, as we accelerated sales of our collaboration software applications and made solid progress in transitioning PGi to a higher-value SaaS model – while also generating significant free cash flow of nearly $1.00 per share*," said Boland T. Jones, PGi founder, chairman and CEO. "We continue to be optimistic in our outlook, and we see 2014 as another year of solid growth and higher profitability for PGi."

2013 Financial Results

In 2013, net revenues total $526.9 million, compared to $505.3 million in 2012. Diluted EPS from continuing operations was $0.40 in 2013, compared to diluted EPS from continuing operations of $0.58 in 2012. Non-GAAP diluted EPS from continuing operations totaled $0.78* in 2013, compared to non-GAAP diluted EPS from continuing operations of $0.73* in 2012.

2013 Accomplishments

  Grew revenue from PGi SaaS products nearly 75% to approximately $31 million;
  Exited the year with an annual revenue run-rate of approximately $37 million from SaaS products;
  Named a Top 10 Innovative Technology Company in Georgia by the Technology Association of Georgia (TAG);
  Acquired ACT Teleconferencing, Inc., a global provider of integrated conferencing solutions with operations in eight countries in North America, Europe and Asia Pacific;
  Acquired Via-Vox Limited, operating under the name Powwownow, one of Europe's fastest growing conferencing providers focused on small and midsize businesses;
  Increased the borrowing capacity, extended the term and improved the pricing and covenants of its credit facility, providing additional flexibility to execute its strategic growth plans, while also lowering its cost of capital;
  Announced a multi-year strategic alliance with TeliaSonera, a leading provider of network access and telecommunication services in the Nordic and Baltic countries, to bring PGi's virtual meeting solutions to TeliaSonera's business and consumer customers in these regions;
  Announced iMeet® accessibility via the SAP® Business ByDesign® solution, making it available to even more fast-growing, mid-market businesses and subsidiaries of large enterprises working with SAP around the world; and
  Announced a managed services agreement with Ingram Micro Inc., the world's largest technology distributor and a global leader in IT supply-chain, adding iMeet to the Ingram Micro Cloud Marketplace.

Financial Outlook

The following statements are based on PGi's current expectations. These statements contain forward-looking statements and company estimates, and actual results may differ materially. PGi assumes no duty to update any forward-looking statements made in this press release.

Based on current business trends and current foreign currency exchange rates, and assuming no additional acquisitions, PGi continues to anticipate that results for 2014 will be within the financial outlook ranges previously provided: net revenues from continuing operations are projected to be in the range of $560-$570 million and non-GAAP diluted EPS from continuing operations are projected to be in the range of $0.85-$0.88*. PGi continues to anticipate that sales of its SaaS-based products will increase over 50% in 2014 compared to 2013 and will comprise in excess of 10% of its consolidated annual revenue run-rate by the end of 2014.

PGi will host a conference call today at 5:00 p.m., Eastern Time to discuss these results. To participate in the call, please dial-in to the appropriate number 5-10 minutes prior to the scheduled start time: (888) 271-8604 (U.S. and Canada) or (913) 312-0704 (International), participant code 5278333. The conference call will simultaneously be webcast. Please visit www.pgi.com for webcast details and conference call replay information, as well as the webcast archive and the text of the earnings release, including the financial and statistical information to be presented during the call.

* Non-GAAP Financial Measures

To supplement the company's consolidated financial statements presented in accordance with GAAP, we have included the following non-GAAP measures of financial performance: non-GAAP operating income, non-GAAP net income from continuing operations, non-GAAP diluted net income per share (EPS) from continuing operations, free cash flow and organic growth. Except for free cash flow, the company has also included these non-GAAP measures, as well as net revenues and segment net revenues, on a constant currency basis. Management uses these measures internally as a means of analyzing the company's current and future financial performance and identifying trends in our financial condition and results of operations. We have provided this information to investors to assist in meaningful comparisons of past, present and future operating results and to assist in highlighting the results of ongoing core operations. Please see the table attached for calculation of these non-GAAP financial measures and for reconciliation to the most directly comparable GAAP measures. These non-GAAP financial measures may differ materially from comparable or similarly titled measures provided by other companies and should be considered in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

SAP, ByDesign and all SAP logos are trademarks or registered trademarks of SAP AG in Germany and in several other countries. All other trademarks and registered trademarks are the property of their respective owners.

About Premiere Global Services, Inc. / PGi

PGi has been a leading global provider of collaboration software and services for over 20 years. PGi's cloud-based software applications let business users connect, collaborate and share ideas and information from their desktop, tablet or smartphone, enabling greater productivity in the office or on the go. PGi has a global presence in 25 countries, and its award-winning solutions provide a collaborative advantage to over 45,000 enterprise customers, including 75% of the Fortune 100™. In the last five years, PGi has hosted more than 1.1 billion people from 137 countries in over 250 million virtual meetings. For more information, visit PGi at www.pgi.com.

Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in PGi's forward-looking statements, including, but not limited to, the following factors: competitive pressures, including pricing pressures; technological changes and the development of alternatives to our services; market acceptance of our cloud-based, virtual meeting solutions, including our iMeet® and GlobalMeet® solutions; our ability to attract new customers and to retain and further penetrate our existing customers; our ability to establish and maintain strategic reseller relationships; risks associated with challenging global economic conditions; price increases from our telecommunications service providers; service interruptions and network downtime; technological obsolescence and our ability to upgrade our equipment or increase our network capacity; concerns regarding the security and privacy of our customers' confidential information; future write-downs of goodwill or other intangible assets; greater than anticipated tax and regulatory liabilities; restructuring and cost reduction initiatives and the market reaction thereto; our level of indebtedness; risks associated with acquisitions and divestitures; indemnification claims from the sale of our PGiSend business; our ability to protect our intellectual property rights, including possible adverse results of litigation or infringement claims; regulatory or legislative changes, including further government regulations applicable to traditional telecommunications service providers and data privacy; risks associated with international operations and market expansion, including fluctuations in foreign currency exchange rates; and other factors described from time to time in our press releases, reports and other filings with the Securities and Exchange Commission, including but not limited to the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2012. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to update or to release publicly any revisions to forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this press release or the date of the statement, if a different date, or to reflect the occurrence of unanticipated events.

PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012

Net revenues	$ 134,625	$ 125,771	$ 526,865	$ 505,281
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	57,428	54,110	225,994	215,154
Selling and marketing	32,502	31,875	134,426	130,631
General and administrative (exclusive of expenses shown separately below)	17,935	16,342	65,219	63,412
Research and development	4,875	3,741	16,574	14,349
Excise and sales tax expense	1,891	203	1,969	321
Depreciation	8,729	8,275	33,758	32,482
Amortization	1,787	742	3,496	3,981
Restructuring costs	3,065	(91)	3,506	612
Asset impairments	980	138	1,196	879
Net legal settlements and related expenses	7	183	598	2,034
Acquisition-related costs	2,348	-	5,392	-
Total operating expenses	131,547	115,518	492,128	463,855

Operating income	3,078	10,253	34,737	41,426

Other (expense) income:
Interest expense	(2,225)	(1,763)	(7,152)	(7,167)
Interest income	24	30	117	49
Other, net	84	(277)	214	(808)
Total other expense, net	(2,117)	(2,010)	(6,821)	(7,926)

Income from continuing operations before income taxes	961	8,243	27,916	33,500
Income tax expense (benefit)	2,241	(1,173)	9,062	5,445
Net (loss) income from continuing operations	(1,280)	9,416	18,854	28,055

Loss from discontinued operations, net of taxes	(120)	(131)	(538)	(465)

Net (loss) income	$ (1,400)	$ 9,285	$ 18,316	$ 27,590

BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	46,328	46,546	46,214	47,596

Basic net (loss) income per share (1)
Continuing operations	$ (0.03)	$ 0.20	$ 0.41	$ 0.59
Discontinued operations	-	-	(0.01)	(0.01)
Net (loss) income per share	$ (0.03)	$ 0.20	$ 0.40	$ 0.58

DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	46,328	47,103	46,727	48,092

Diluted net (loss) income per share (1)
Continuing operations	$ (0.03)	$ 0.20	$ 0.40	$ 0.58
Discontinued operations	-	-	(0.01)	(0.01)
Net (loss) income per share	$ (0.03)	$ 0.20	$ 0.39	$ 0.57

(1)	Column totals may not sum due to the effect of rounding on EPS.

PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	December 31,	December 31,
	2013	2012

ASSETS
CURRENT ASSETS
Cash and equivalents	$ 44,955	$ 20,976
Accounts receivable (less allowances of $760 and $834, respectively)	78,481	75,149
Prepaid expenses and other current assets	22,645	18,245
Income taxes receivable	2,316	1,272
Deferred income taxes, net	4,390	9,852
Total current assets	152,787	125,494

PROPERTY AND EQUIPMENT, NET	105,724	104,613

OTHER ASSETS
Goodwill	341,382	297,773
Intangibles, net of amortization	78,637	7,384
Deferred income taxes, net	1,957	2,597
Other assets	17,621	7,942
TOTAL ASSETS	$ 698,108	$ 545,803

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$ 51,994	$ 48,166
Income taxes payable	2,648	1,116
Accrued taxes, other than income taxes	11,190	4,333
Accrued expenses	34,402	32,093
Current maturities of long-term debt and capital lease obligations	1,719	3,137
Accrued restructuring costs	2,104	1,040
Deferred income taxes, net	171	15
Total current liabilities	104,228	89,900

LONG-TERM LIABILITIES
Long-term debt and capital lease obligations	272,467	179,832
Accrued restructuring costs	77	117
Accrued expenses	29,570	15,541
Deferred income taxes, net	18,881	8,209
Total long-term liabilities	320,995	203,699

SHAREHOLDERS' EQUITY
Common stock, $0.01 par value; 150,000,000 shares authorized, 48,338,335 and 47,745,592 shares issued and outstanding, respectively	483	477
Additional paid-in capital	457,913	453,621
Accumulated other comprehensive income	11,169	13,102
Accumulated deficit	(196,680)	(214,996)
Total shareholders' equity	272,885	252,204
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 698,108	$ 545,803

PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended
	December 31,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$ 18,316	$ 27,590
Loss from discontinued operations, net of taxes	538	465
Net income from continuing operations	18,854	28,055
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	33,758	32,482
Amortization	3,496	3,981
Amortization of debt issuance costs	611	592
Net legal settlements and related expenses	598	2,034
Payments for legal settlements and related expenses	(510)	(1,512)
Deferred income taxes	3,068	(4,322)
Restructuring costs	3,506	612
Payments for restructuring costs	(2,469)	(3,213)
Asset impairments	1,196	879
Equity-based compensation	7,872	8,074
Excess tax benefits from share-based payment arrangements	(525)	(367)
Provision for doubtful accounts	514	1,089
Acquisition-related costs	5,392	-
Cash paid for acquisition-related costs	(3,863)	-
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
Changes in working capital	4,360	2,137
Net cash provided by operating activities from continuing operations	75,858	70,521
Net cash used in operating activities from discontinued operations	(554)	(672)
Net cash provided by operating activities	75,304	69,849

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(31,774)	(32,338)
Business acquisitions, net of cash acquired	(102,145)	-
Other investing activities	(452)	(1,273)
Net cash used in investing activities from continuing operations	(134,371)	(33,611)
Net cash used in investing activities from discontinued operations	-	(60)
Net cash used in investing activities	(134,371)	(33,671)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments under borrowing arrangements	(78,847)	(94,655)
Proceeds from borrowing arrangements	166,750	75,929
Payments of debt issuance costs	(1,258)	(23)
Excess tax benefits of share-based payment arrangements	525	367
Purchase and retirement of treasury stock, at cost	(4,066)	(29,915)
Exercise of stock options	-	932
Net cash provided by (used in) financing activities from continuing operations	83,104	(47,365)
Net cash used in financing activities from discontinued operations	-	-
Net cash provided by (used in) financing activities	83,104	(47,365)

Effect of exchange rate changes on cash and equivalents	(58)	130

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS	23,979	(11,057)
CASH AND EQUIVALENTS, beginning of year	20,976	32,033
CASH AND EQUIVALENTS, end of year	$ 44,955	$ 20,976

PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012

Non-GAAP Operating Income (1)
Operating income, as reported	$ 3,078	$ 10,253	$ 34,737	$ 41,426
Restructuring costs	3,065	(91)	3,506	612
Excise and sales tax expense	1,891	203	1,969	321
Asset impairments	980	138	1,196	879
Net legal settlements and related expenses	7	183	598	2,034
Acquisition-related costs	2,348	-	5,392	-
Equity-based compensation	2,178	1,961	7,872	8,074
Amortization	1,787	742	3,496	3,981
Non-GAAP operating income	$ 15,334	$ 13,389	$ 58,766	$ 57,327

Non-GAAP Net Income from Continuing Operations (1)
Net (loss) income from continuing operations, as reported	$ (1,280)	$ 9,416	$ 18,854	$ 28,055
Elimination of non-recurring tax adjustments	1,939	(3,376)	687	(4,354)
Restructuring costs	2,101	(67)	2,454	433
Excise and sales tax expense	1,296	149	1,378	227
Excise and sales tax interest	127	-	130	-
Asset impairments	672	101	837	622
Net legal settlements and related expenses	5	134	419	1,439
Acquisition-related costs	1,610	-	3,774	-
Equity-based compensation	1,493	1,437	5,510	5,712
Amortization	1,225	544	2,447	2,817
Non-GAAP net income from continuing operations	$ 9,188	$ 8,338	$ 36,490	$ 34,951

Non-GAAP Diluted EPS from Continuing Operations (1) (2)
Diluted net (loss) income per share from continuing operations, as reported	$ (0.03)	$ 0.20	$ 0.40	$ 0.58
Elimination of non-recurring tax adjustments	0.04	(0.07)	0.01	(0.09)
Restructuring costs	0.04	-	0.05	0.01
Excise and sales tax expense	0.03	-	0.03	-
Excise and sales tax interest	-	-	-	-
Asset impairments	0.01	-	0.02	0.01
Net legal settlements and related expenses	-	-	0.01	0.03
Acquisition-related costs	0.03	-	0.08	-
Equity-based compensation	0.03	0.03	0.12	0.12
Amortization	0.03	0.01	0.05	0.06
Non-GAAP diluted EPS from continuing operations	$ 0.20	$ 0.18	$ 0.78	$ 0.73

Free Cash Flow (3)
Net cash provided by operating activities from continuing operations, as reported			$ 75,858	$ 70,521
Less: Capital expenditures, as reported			(31,774)	(32,338)
Free cash flow			44,084	38,183
Free cash flow per share			$ 0.94	$ 0.79

(1)

Management believes that presenting non-GAAP operating income, non-GAAP net income from continuing operations and non-GAAP diluted EPS from continuing operations provide useful information regarding underlying trends in the company's continuing operations. Management expects equity-based compensation and amortization expenses to be recurring costs and presents non-GAAP net income from continuing operations and non-GAAP diluted EPS from continuing operations to exclude these non-cash items as well as non-recurring items that are unrelated to the company's ongoing operations, including non-recurring tax adjustments, restructuring costs, excise and sales tax expense, excise and sales tax interest, asset impairments, net legal settlements and related expenses and acquisition-related costs. These non-cash and non-recurring items are presented net of taxes for non-GAAP net income from continuing operations and non-GAAP diluted EPS from continuing operations.

(2)

Column totals may not sum due to the effect of rounding on EPS. For the three months ended December 31, 2013, diluted net loss per share from continuing operations, as reported, is calculated using basic weighted-average shares outstanding of 46,328. The effect of share-based awards is excluded from the shares used in this calculation because such effect is anti-dilutive. However, non-GAAP diluted EPS from continuing operations is calculated using diluted weighted-average shares outstanding of 46,933. The effect of share-based awards is included in the shares used in the calculation of non-GAAP diluted EPS from continuing operations because such effect is dilutive.

(3)

Management defines "free cash flow" as net cash provided by operating activities from continuing operations, less capital expenditures. Management believes that this non-GAAP measure provides a relevant measure of the company's liquidity in evaluating its financial performance and ability to generate cash without additional external financing in order to repay debt obligations, fund acquisitions and repurchase shares. Management utilizes diluted weighted-average shares outstanding in calculating free cash flow per share.

PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
CONSTANT CURRENCY ADJUSTMENTS AND ORGANIC GROWTH
(unaudited)

Prior Year Quarter Constant Currency Adjustments (4)

		Q4 - 13 (Constant currency)	Impact of fluctuations in foreign currency exchange rates	Q4 - 13 (Actual)
(in thousands, except per share data)

	Net Revenues	$ 135,748	$ (1,123)	$ 134,625
	North America Net Revenue	$ 87,235	$ (227)	$ 87,008
	Europe Net Revenue	$ 30,720	$ 453	$ 31,173
	Asia Pacific Net Revenue	$ 17,793	$ (1,349)	$ 16,444
	Non-GAAP Operating Income	$ 15,547	$ (213)	$ 15,334
	Non-GAAP Net Income from Continuing Operations	$ 9,175	$ 13	$ 9,188
	Non-GAAP Diluted EPS from Continuing Operations	$ 0.20	$ -	$ 0.20

(4)

Management also presents the non-GAAP financial measures described under note 1 above, as well as net revenues and segment net revenue, on a constant currency basis compared to the same quarter in the previous year to exclude the effects of foreign currency exchange rates, which are not completely within management's control, in order to facilitate period-to-period comparison of the company's financial results without the distortion of these fluctuations. These constant currency adjustments convert current quarter results using prior period (Q4 - 12) average exchange rates.

Sequential Quarter Constant Currency Adjustments (5)

		Q4 - 13 (Constant currency)	Impact of fluctuations in foreign currency exchange rates	Q4 - 13 (Actual)
(in thousands)

	Net Revenues	$ 133,958	$ 667	$ 134,625

(5)

Management also presents net revenues on a constant currency basis compared to the prior quarter to exclude the effects of foreign currency exchange rates, which are not completely within management's control, in order to facilitate period-to-period comparison of the company's financial results without the distortion of these fluctuations. These constant currency adjustments convert current quarter results using prior period (Q3 - 13) average exchange rates.

Organic Growth (6)

		December 31, 2012	Impact of fluctuations in foreign currency exchange rates	Acquisitions	Organic net revenue growth	December 31, 2013	Organic net revenue growth rate
(in thousands, except percentages)

	Net Revenues, Three Months Ended	$ 125,771	$ (1,123)	$ 13,991	$ (4,014)	$ 134,625	(3.2)%
	Net Revenues, Year Ended	$ 505,281	$ (4,239)	$ 18,593	$ 7,230	$ 526,865	1.4%

(6)

Management defines "organic growth" as revenue changes excluding the impact of foreign currency exchange rate fluctuations and acquisitions made during the periods presented and presents this non-GAAP financial measure to exclude the effect of these items that are not completely within management's control, such as foreign currency exchange rate fluctuations, or do not reflect the company's ongoing core operations or underlying growth, such as acquisitions.

Media and Investor Contact:
Sean O'Brien
(404) 262-8462
sean.obrien@pgi.com

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